As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-187759

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SUSSEX BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	6022	22-3475473
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Munsonhurst Road, Route 517
Franklin, New Jersey 07416
(973) 827-2914

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Labozzetta
President and Chief Executive Officer
200 Munsonhurst Road, Route 517
Franklin, New Jersey 07416
(973) 827-2914

(Name, address including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Richard A. Schaberg, Esq.
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 is being filed to include the statement on the facing page regarding delaying amendments. No other substantive changes have been made to the Registration Statement filed on June 3, 2013. Accordingly, this Amendment consists only of the facing page, this explanatory note and the signature page. The prospectus and Part II of the Registration Statement are unchanged and have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Franklin, State of New Jersey, on June 6, 2013.

SUSSEX BANCORP

/s/ Anthony Labozzetta

Anthony Labozzetta
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 6, 2013, by the following persons in the capacities indicated.

Name	Title
/s/ Anthony Labozzetta Anthony Labozzetta	President and Chief Executive Officer (Principal Executive Officer)
/s/ Steven M. Fusco Steven M. Fusco	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Anthony S. Abbate	Director
* Patrick Brady	Director
* Richard Branca	Director
* Katherine H. Caristia	Director
* Mark J. Hontz	Director
* Donald L. Kovach	Director
* Edward J. Leppert	Director
* Timothy Marvil	Director
* Robert McNerney	Director
* Richard W. Scott	Director
* John E. Ursin	Director
*By: /s/ Anthony Labozzetta Anthony Labozzetta Attorney-in-Fact